Exhibit 99.1

Credit Suisse 23rd Annual Financial Services Forum

Jonathan Witter, CEO

sallie mae®

February 17, 2022

Forward-Looking Statements and Disclaimer

Cautionary Note Regarding Forward-Looking Statements

The following information is current as of January 26, 2022 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the "Company") announcing its financial results for the quarter and full year ended December 31, 2021, filed with the Securities and Exchange Commission ("SEC") on January 26, 2022, and subsequent reports filed with the SEC.

This Presentation contains "forward-looking" statements and information based on management's current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company's beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the Company's business, results of operations, financial condition, and/or cash flows; the Company's expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company's Board of Directors, and based on an evaluation of the Company's earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the Company's 2022 guidance; the Company's three-year horizon outlook; the Company's expectation and ability to execute loan sales and share repurchases; the Company's projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2020 (filed with the SEC on Feb. 25, 2021) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of the Company's allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company's (or any subsidiary's) exposure to third parties, including counterparties to the Company's (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company's business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans owned by the Company and its subsidiaries; changes in general economic conditions and the Company's ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company's consolidated financial statements also requires management to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations.

The Company reports financial results on a GAAP basis and also provides certain non-GAAP "Core Earnings" performance measures. The difference between the Company's non-GAAP "Core Earnings" and GAAP results for the periods presented were the unrealized, mark-to-fair value gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in non-GAAP "Core Earnings" results. The Company provides non-GAAP "Core Earnings" because it is one of several measures management uses when making management decisions regarding the Company's performance and the allocation of corporate resources. The Company's non-GAAP "Core Earnings" is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies.

For additional information, see the "Non-GAAP 'Core Earnings' to GAAP Reconciliation" table in this Presentation for a complete reconciliation between GAAP net income and non-GAAP "Core Earnings".



Sallie Mae is an Outstanding Franchise

Sallie Mae is the market-leading brand for private education loans driven by brand recognition, rigorous underwriting methodology and industry-leading customer service.

- Top ranked and highly recognized brand
- Industry leading and award-winning technologies
- JD Power certification of customer service[1]
- Well funded with sufficient liquidity, capital, and loan loss reserves

2,300+
actively managed university relationships across the U.S.

Largest salesforce in the industry

Appears on **98%** of preferred lender lists

56%	54%	8-10%	86%	750	1.3%
Market share of private education loan originations[2]	Return on Common Equity*	Annual Private Education Loan Originations Growth Projected for 2022[5]	Annual Cosigner Rate*	Average FICO at Approval*	Annual Net Charge-offs*

* Full year 2021 Metrics

Over the Last 18 months, Sallie Mae Has Pursued a Simple Yet Powerful Strategy

Strategic Imperatives:

1. Maximize the profitability and growth of our core business

2. Maximize the value of our brand and attractive customer base

3. Better inform the external narrative about private student lending and Sallie Mae

4. Maintain a rigorous and predictable capital allocation and return program to create shareholder value

Strong Foundation of Success from Execution of Strategic Imperatives

Maximizing the Profitability & Growth of Our Core Business
Year-Over-Year Improvements[3]

+2% Originations growth	**+3%** 3Q market share growth	**-8%** Reduction in cost to service

Maintain a Rigorous & Predictable Capital Allocation & Return Program to Create Shareholder Value

-26% Decrease in shares outstanding since Jan. 1, 2021	**$0.11** Common stock dividend per share in Q4 2021	**Attractive Loan Sales Premiums** Utilized to buy back stock while undervalued

While **improving** the customer experience by focusing on frictionless interactions across all digital channels

- Reducing steps, simplifying language & prefilling what we know about our customers in the application experience
- Increasing self-service capabilities & mobile app engagement

95%
Customer interactions are self-served

A Simple Vision:

To become the brand most associated with planning for higher education

Sallie Mae provides tools, content, data, & insight to address common needs & pain points so students can **confidently navigate their journey to, through & immediately after college**

↓

Students & families **seek out Sallie Mae** for those solutions often **through organic & low cost paid channels**

↓

Sallie Mae will regularly & consistently engage customers in these solutions ➔ **building connection, loyalty & insight over time**

We are off to a fast start…

2.6x

Pre-Customer Acquired vs. 2021 Goal

25 pts

Better NPS when customers are **aware** of our tools & resources[4]

38 pts

Better NPS when customers **utilize** our tools & resources[4]

The Nitro Acquisition is Expected to Have Immediate Benefits & Supports Our Strategic Focus[5,6]

Creates immediate opportunities to our core business

Significant increases in our active lead and customer database:

7x	1.7x	2x
College Bound High School Seniors	Students in College	Parents of High School & College Students

Robust acquisition engine that **captures leads at low cost** through organic channels & a strong base of marketing partnerships

By 2023, we expect to have data on **50%+ of the population of incoming freshmen**

Enables strategic expansion to maximize the value of our customer base

- **Compelling solutions platform** that fills most of the confidence gaps along students' journey to college
- **Effective engagement model** with compelling & persistent calls to action to prompt engagement
- **Efficient referral engine** to identify & execute product referral opportunities

In 2022, you should expect...

More Progress On Same Priorities

- Deliver on full-year 2022 guidance
- Continue to execute on strategic imperatives
- Maintain our strong and inclusive mission-led culture and our risk management capabilities

2022 Guidance[5]

$2.80- $3.00
Diluted Non-GAAP "Core Earnings"[8] Per Common Share

8%-10%
Private Education Loan Originations Year-Over-Year Growth

$255 million – $275 million
Total Loan Portfolio Net Charge-Offs

$555 million – $565 million
Non-Interest Expenses

Footnotes

1. J.D. Power 2019 Certified Customer Service Program recognition is based on successful completion of an evaluation and exceeding a customer satisfaction benchmark through a survey of recent servicing interactions. For more information, visit www.jdpower.com/ccc.
2. Source: MeasureOne CBA Report as of April 2021.
3. Full-year 2021 vs. full-year 2020; Market share is Q3 2021 vs. Q3 2020
4. Based on an internal NPS survey Q2 2021
5. The information on this page constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements.
6. On Jan. 26, 2022, the Company signed a definitive agreement with Epic Research LLC to purchase the assets primarily used or held for use by EPIC Research Education Services, LLC, which does business as Nitro College ("Nitro"). The transaction is subject to customary approvals and closing conditions and is expected to close in the first quarter of 2022. Terms of the purchase are not being disclosed, but the purchase price is not material to the Company.
7. Derivative Accounting: we provide non-GAAP "Core Earnings" because it is one of several measures management uses to evaluate management performance and allocate corporate resources. Non-GAAP "Core Earnings" exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the Company's derivatives are effective economic hedges, and, as such, they are a critical element of the Company's interest rate risk management strategy. Our non-GAAP "Core Earnings" is not a defined term within GAAP and may not be comparable to similarly tilted measures reported by other companies.
8. See footnote 7 for a description of non-GAAP "Core Earnings". GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP financial measure. However, this measure is not accessible on a forward-looking basis because the Company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.